Exhibit 99.1

CHESAPEAKE UTILITIES CORPORATION

AND FLORIDA PUBLIC UTILITIES COMPANY

ANNOUNCE DEFINITIVE MERGER AGREEMENT

-- All Stock Transaction; Each Common Share of Florida Public Utilities Company to be Exchanged For 0.405 Common Shares of Chesapeake Utilities Corporation --

DOVER, DE and WEST PALM BEACH, FL, April 20, 2009 –- Chesapeake Utilities Corporation (NYSE: CPK) and Florida Public Utilities Company (NYSE AMEX: FPU) today announced that they have entered into a definitive merger agreement pursuant to which Florida Public Utilities will merge with a wholly owned subsidiary of Chesapeake. The merger was unanimously approved by both companies’ Boards of Directors on Friday, April 17, 2009. Under the merger agreement, holders of Florida Public Utilities common stock will receive 0.405 shares of Chesapeake common stock in exchange for each outstanding share of Florida Public Utilities. Based on the average of Chesapeake’s closing stock price the fifteen trading days prior to April 15, 2009, the transaction has an approximate value of $12.20 per Florida Public Utilities share. The merger is intended to qualify as a tax-free reorganization and is subject to various regulatory approvals as well as approval by the shareholders of both companies. The merger is expected to close during the fourth quarter of 2009. Management expects the transaction to be earnings neutral or slightly accretive in 2010 and meaningfully accretive in 2011.

The merger will create a combined energy company serving approximately 200,000 customers (117,000 natural gas, 48,000 propane and 31,000 electric customers) in the Mid-Atlantic and Florida markets with assets totaling $595 million. Chesapeake and Florida Public Utilities recognized $291.4 million and $168.5 million in revenues, respectively, and $13.6 million and $3.5 million in net income, respectively, for 2008.

At the close of the merger, Florida Public Utilities will be a wholly owned subsidiary of Chesapeake and initially will continue to operate as a separate business unit. Over time, subject to regulatory approval, Central Florida Gas, a division of Chesapeake, and Florida Public Utilities will integrate their operations. Consolidation of regulated natural gas services will require Florida Public Service Commission approval and may extend beyond two years. The combined Florida subsidiary will conduct business under the name of Florida Public Utilities.

At the end of 2008, Central Florida Gas served approximately 16,800 customers in 23 counties and Florida Public Utilities served approximately 95,700 customers in 19 counties, of which eight counties are served by both entities. As a result of the merger, the combined company will have an increased geographic footprint and serve 34 counties throughout Florida. The combination of Florida Public Utilities and Central Florida Gas will increase the number of regulated Florida utility customers served to more than 97,000 and unregulated Florida propane customers served to approximately 15,000 customers.

“We believe this merger is a great strategic fit for both companies, and we expect it to benefit the customers and shareholders of both companies. We share a fundamental business philosophy that promotes steady profitable growth, new investments to fuel that growth, and key acquisitions to strengthen our position,” stated John Schimkaitis, Chesapeake’s President and Chief Executive Officer. “We have the utmost respect for Florida Public Utilities and its track record under its Board as well as management’s leadership. We are excited about the opportunities the merger brings to continue the legacies that both Florida Public Utilities and Chesapeake have built over the past decade.”

“We are pleased to be joining forces with Chesapeake. Our companies share many key corporate values -- a commitment to quality customer service, an appreciation for our employees, and a dedication to achieving profitable long-term growth,” stated Jack English, Florida Public Utilities Chairman, President and Chief Executive Officer. “We believe that our shared common traits and business philosophies will help ensure a smooth transition and make this merger a smart organic fit.”

Upon completion of the merger, John Schimkaitis, President and Chief Executive Officer of Chesapeake, will also become Chairman and Chief Executive Officer of Florida Public Utilities. Jack English will be retained as a consultant for up to twenty-four months following the merger, and will assist in the integration effort. Two members of the Florida Public Utilities Board of Directors will join the Chesapeake Board of Directors.

Expected Benefits of the Merger

The merger is expected to deliver significant benefits to the customers and shareholders of both companies including:

1.         Increased Scale and Scope: The geographic footprint, number of total customers served, and the diversity of service offerings will increase as a result of the transaction. The combined operations will include substantial customer bases for electric, natural gas and propane in several key markets across Florida including the Southeast, Central, Northeast and Panhandle geographic areas.

2.         Future Growth Potential: While the economic climate in Florida has slowed, the long-term forecasts still project Florida to be among the fastest growing states in the country. State projections for Florida anticipate that population growth will begin to slowly increase again in 2010, at which time the companies expect that the combined company will be well positioned to help meet the energy needs of new residential consumers in our combined service territory, along with the commercial development that typically follows. The merger is expected to create a stronger company with increased capabilities to serve the future growth.

3.         Florida’s Supportive Natural Gas Regulatory Climate: Florida’s regulatory commission has a long history of actively promoting natural gas expansion throughout the state. Actions taken in recent years by the Governor, the legislature and Florida regulators all underscore that Florida is a great place to grow the natural gas business.

4.         Shared Gas Experience and Expertise: The companies anticipate that the combined company will benefit greatly from each other’s outstanding experience and expertise in the natural gas and propane distribution businesses. In addition, Florida Public Utilities’ electric business will expand Chesapeake’s energy portfolio, as well as its utility foundation.

5.         Synergistic Opportunities: The companies anticipate that the merger will offer opportunities for both companies to operate more effectively, create efficiencies at all levels of the new organization, and employ best practices.

6.         Increased Financial Strength: Increased scale and scope is expected to further strengthen the balance sheet of the combined company, adding increased financial flexibility and enhanced access to capital markets. Chesapeake expects to maintain its dividend policy consistent with past practice.

7.         Steadfast Community Involvement: Chesapeake and Florida Public Utilities have and will continue to be committed to the communities in which they operate, and both have strong track records for safety.

Approvals and Timing

The merger is conditioned upon approval by the shareholders of both companies, as well as a number of approvals or reviews by federal and state regulatory authorities, including the Delaware Public Service Commission and the Maryland Public Service Commission. The companies will work to secure necessary government approvals consistent with the Hart-Scott-Rodino Antitrust Improvements Act. Shareholder approval will require the filing of proxy solicitation materials and securities registration documents with the Securities and Exchange Commission. The companies anticipate making required regulatory filings and seeking regulatory and shareholder approval to allow a closing of the transaction during the fourth quarter of 2009.

Advisors

Chesapeake’s financial advisor is Robert W. Baird and Co., Incorporated. Florida Public Utilities is advised by Houlihan Lokey.

About Chesapeake Utilities Corporation (www.chpk.com)

Incorporated in 1947, Chesapeake is a diversified utility company engaged in natural gas distribution, transmission and marketing, propane distribution and wholesale marketing, advanced information services and other related businesses. In total, Chesapeake currently serves approximately 100,000 distribution customers with either natural gas or propane gas. Chesapeake employs 448 people and posted $291.4 million in revenue for 2008.

Chesapeake’s natural gas distribution operations serve approximately 65,000 residential, commercial and industrial customers in Delaware, Maryland and Florida. Eastern Shore Natural Gas Company, Chesapeake’s natural gas transmission subsidiary, transports and delivers natural gas through 379 miles of transmission pipeline to industrial customers and natural gas distribution companies including Chesapeake’s Delaware and Maryland divisions, and owns and operates the only transmission pipeline south of the Chesapeake and Delaware Canal. Sharp Energy, Chesapeake’s propane distribution subsidiary, distributes propane to approximately 35,000 residential, commercial and industrial customers in Delaware, Maryland, Virginia, Pennsylvania and Florida. Chesapeake’s other subsidiaries include Peninsula Energy Services Company, Inc. (PESCO), a natural gas marketing company; Peninsula Pipeline Company, Inc., an intrastate pipeline company in Florida; Xeron, Inc., a propane wholesale marketing company in Houston, Texas; and BravePoint®, Inc., Chesapeake’s advanced information services subsidiary based in Atlanta.

About Florida Public Utilities (www.fpuc.com)

Founded in 1924, Florida Public Utilities distributes natural gas, propane and electricity to residential, commercial and industrial customers in Florida. Florida Public Utilities is organized into two regulated business segments -- natural gas and electric; and one non-regulated business segment -- propane gas. Florida Public Utilities also sells merchandise and other service-related products as a complement to its natural gas and propane segments. Florida Public Utilities serves approximately 96,000 customers, employs 348 people and posted revenues of $168.5 million for 2008.

Forward-Looking Statement

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed merger, integration plans and expected synergies, anticipated future financial operating performance and results, including estimates of growth and expectation that earnings will be neutral or slightly accretive in 2010 and meaningfully accretive in 2011. These statements are based on the current expectations of the management of Chesapeake and Florida Public Utilities. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. These risks and uncertainties include the following: the companies may be unable to obtain regulatory approvals required for the transaction, or that required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on the combined company or cause the companies to abandon the transaction; the companies may be unable to obtain shareholder approvals required for the transaction; conditions to the closing of the merger may not be satisfied; problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; the transaction may involve unexpected costs or unexpected liabilities, or that the accounting for the transaction may be different from the companies’ expectations; the businesses of the companies may suffer as a result of uncertainty surrounding the transaction; the natural gas and electric industries may be subject to future regulatory or legislative actions that could adversely affect the combined company; and the combined company may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Chesapeake and Florida Public Utilities are set forth in their respective filings with the SEC, which are available at investor.shareholder.com/CPK/sec.cfm and www.fpuc.com/about_us/invest.asp, respectively. Chesapeake and Florida Public Utilities undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger, Chesapeake’s registration statement on Form S-4, which will include a joint proxy statement of Chesapeake and Florida Public Utilities and a prospectus, as well as other materials, will be filed with the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHESAPEAKE, FLORIDA PUBLIC UTILITIES AND THE PROPOSED MERGER. Investors will be able to obtain free copies of the registration statement and proxy statement/prospectus (when available) as well as other filed documents containing information about Chesapeake and Florida Public Utilities at http://www.sec.gov, the SEC's Web site. Free copies of Chesapeake’s SEC filings are also available on Chesapeake’s Web site at investor.shareholder.com/CPK/sec.cfm and free copies of Florida Public Utilities’ SEC filings are also available on Florida Public Utilities’ Web site at www.fpuc.com/about_us/invest.asp.

Participants in the Solicitation

Chesapeake and Florida Public Utilities and their respective directors, executive officers, other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies with respect to the proposed merger. Information about the directors and executive officers of Florida Public Utilities is set forth in the proxy statement for Florida Public Utilities’ 2009 Annual Meeting of Stockholders, as filed with the SEC on a Schedule 14A on April 6, 2009 and Form 10-K filed with the SEC on March 20, 2009. Information about the directors and executive officers of Chesapeake is set forth in the proxy statement for Chesapeake’s 2009 Annual Meeting of Stockholders, as filed with the SEC on a Schedule 14A on March 27, 2009 and Form 10-K filed with the SEC on March 9, 2009. Additional information regarding the interests of those participants and other persons who may be deemed participants in the merger may be obtained by reading the registration statement, joint proxy statement/prospectus and other materials to be filed with the SEC regarding the proposed merger when it becomes available. You may obtain free copies of these documents as described previously.

Analyst and Media Conference Call Information

Chesapeake and Florida Public Utilities will host a conference call for members of the investment community at 1:30 p.m. EDT. To participate in the call, analysts are asked to dial 1-866-821-5457.

Media Contact:

Sydney Davis, Communication Manager

Phone:	302.736.7828
Mobile Phone:	703.801.8258
e-mail:	shdavis@chpk.com

Chesapeake Utilities Corporation Contact:

Beth Cooper, Senior Vice President and Chief Financial Officer

Phone:	302.734.6799
e-mail:	bcooper@chpk.com

Florida Public Utilities Contact:

Jack English, Chairman, President and Chief Executive Officer

Phone:	561.838.1762
e-mail:	jenglish@fpuc.com

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